Exhibit 99.1

Horizon Pharma plc Announces Record Fourth-Quarter and Full-Year 2015 Financial Results and Confirms Full-Year 2016 Sales and Adjusted EBITDA Guidance

— Fourth-Quarter 2015 Net Sales of $244.5 Million, Up 135 Percent —

— Fourth-Quarter 2015 Adjusted EBITDA of $122.5 Million; GAAP Net Income of $24.0 Million —

— Fourth-Quarter 2015 Adjusted Operating Cash Flow of $154.0 Million; GAAP Operating Cash Flow of $134.9 Million —

— Full-Year 2015 Net Sales of $757.0 Million, Up 155 Percent —

— Full-Year 2015 Adjusted EBITDA of $362.1 Million; GAAP Net Income of $39.5 Million —

— Full-Year 2016 Net Sales Guidance of $1.025 to $1.050 Billion and Full-Year 2016 Adjusted EBITDA Guidance of $505 to $520 Million —

DUBLIN, IRELAND – February 29, 2016 – Horizon Pharma plc (NASDAQ: HZNP), a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs, announced its fourth-quarter and full-year 2015 financial results today and confirmed its full-year 2016 net sales and adjusted EBITDA guidance.

Financial Highlights

			%			%
(in millions except for per share amounts and percentages)	Q4 15	Q4 14	Change	FY 15	FY 14	Change

Net sales	$244.5	$103.8	135	$757.0	$297.0	155
Net income (loss)	24.0	(31.6)	NM	39.5	(263.6)	NM
Adjusted non-GAAP net income	102.4	25.9	295	305.9	72.1	324
Adjusted EBITDA	122.5	34.8	252	362.1	87.1	316

Earnings (loss) per share - basic	$0.15	$(0.27)	NM	$0.27	$(3.15)	NM
Adjusted non-GAAP earnings per share - basic	0.64	0.22	191	2.06	0.86	140
Earnings (loss) per share - diluted	0.15	(0.27)	NM	0.25	(3.15)	NM
Adjusted non-GAAP earnings per share - diluted	0.63	0.20	215	1.96	0.76	158

“I am extremely proud of our dedicated employees for helping us deliver another year of exceptional, record-breaking financial performance for our shareholders,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “We exceeded all of our original financial goals while at the same time significantly expanding our patient access program, HorizonCares, to thousands of patients at a value of more than $1 billion in 2015. Our full-year 2015 net sales more than doubled and our adjusted EBITDA more than quadrupled from 2014. Our superior commercial execution and aggressive M&A activity have strategically strengthened and diversified the Company and positioned us well to deliver rapidly growing adjusted operating cash flows, sales and earnings.”

Fourth-Quarter and Full-Year 2015 Net Sales Results

			%			%
(in millions except for percentages)	Q4 15	Q4 14	Change	FY 15	FY14	Change
Primary Care	$162.8	$72.1	126	$504.0	$246.2	105
DUEXIS ®	60.4	28.8	110	190.4	83.2	129
VIMOVO ®	47.0	43.3	9	166.6	163.0	2
PENNSAID ® 2% (1)	55.4	—	NM	147.0	—	NM
Orphan	68.2	22.5	202	207.8	25.3	NM
ACTIMMUNE ® (2)	28.1	22.5	25	107.4	25.3	NM
RAVICTI ® (3)	34.5	—	NM	86.9	—	NM
BUPHENYL ® (3)	5.6	—	NM	13.5	—	NM
Rheumatology	13.5	9.2	47	45.2	25.5	77
RAYOS ®	11.1	6.1	82	40.3	19.0	112
LODOTRA ®	2.4	3.1	-22	4.9	6.5	-24

Total net sales	$244.5	$103.8	135	$757.0	$297.0	155

(1)	PENNSAID 2% was acquired on October 17, 2014. (2) ACTIMMUNE was acquired on September 19, 2014. (3) RAVICTI and BUPHENYL were acquired on May 7, 2015.

•	Fourth-quarter 2015 net sales of $244.5 million increased 135 percent compared to the fourth quarter of 2014 driven by strong growth in each of Horizon’s business units: orphan, primary care and rheumatology, as well as the addition of new medicines.

•	Orphan Business Unit: ACTIMMUNE sales of $28.1 million increased 25 percent compared to the fourth quarter of 2014. RAVICTI and BUPHENYL sales in the fourth quarter were $34.5 million and $5.6 million, respectively. The orphan commercial organization continues to drive awareness of ACTIMMUNE and RAVICTI among both patients and physicians, leading to consistent patient additions throughout the quarter. The Company continued to make significant progress with clinical development programs for its orphan medicines:

•	The STEADFAST phase 3 trial for ACTIMMUNE in Friedreich’s ataxia is 70 percent enrolled and is on track for enrollment completion in the second quarter of 2016. Initial trial results are expected by the end of 2016.

•	The Company also initiated a phase 1 clinical study and began patient enrollment, in collaboration with Fox Chase Cancer Center, to evaluate ACTIMMUNE in combination with nivolumab (OPDIVO®, Bristol-Myers Squibb) in kidney and bladder cancers.

•	In November, RAVICTI was approved in Europe for use as an adjunctive therapy for chronic management of adult and pediatric patients two months of age and older with six subtypes of Urea Cycle Disorders (UCDs); commercial launch is expected in 2017.

•	In the U.S., the Company is pursuing an expanded RAVICTI indication for children with UCDs who are two months to two years of age and expects to submit a supplemental new drug application to the FDA in the second quarter of 2016. Importantly, this expanded indication, if approved, would allow physicians to start patients in this age group on RAVICTI instead of starting them on BUPHENYL as they do today.

•	On February 22, 2016, the Company announced RAVICTI is eligible for data protection in Canada. The regulatory review process will be reinitiated to obtain approval in Canada for the approximately 100 patients with UCDs.

•	Primary Care Business Unit: Horizon’s primary care medicines address important unmet needs for hundreds of thousands of patients in the United States, providing pain relief associated with osteoarthritis and rheumatoid arthritis. It is estimated that NSAID-induced GI toxicity each year causes more than 16,500 deaths and 107,000 hospitalizations. DUEXIS and VIMOVO significantly reduce the risk of NSAID-induced ulcers and provide benefits through a fixed-dose combination therapy resulting in a reduction of the number of pills taken. In addition, PENNSAID 2% is indicated for osteoarthritis of the knee, which according to the Centers for Disease Control and Prevention, may develop in nearly one out of every two people by the age of 85. PENNSAID 2% is a topical NSAID that is applied directly to the knee and contains a powerful penetrating agent that helps ensure that diclofenac sodium is absorbed through the skin to the site of inflammation and pain. Prescription and sales growth of DUEXIS, VIMOVO and PENNSAID 2% were driven by their differentiated clinical benefits, strong commercial execution and focus on patient access through the Company’s HorizonCares program. DUEXIS sales of $60.4 million increased 110 percent compared to the fourth quarter of 2014; VIMOVO sales of $47.0 million increased 9 percent compared to the fourth quarter of 2014; PENNSAID 2% sales of $55.4 million increased 26 percent sequentially compared to third quarter 2015. The aggregate sales of DUEXIS, VIMOVO and PENNSAID 2% of $162.8 million in the fourth quarter were driven by an increase of 107 percent in total prescriptions versus the fourth quarter of 2014. In the fourth quarter, the Company began an expansion of its primary care sales force to add approximately 50 representatives, bringing the total sales force size to 375 representatives in the first quarter of 2016.

•	Rheumatology Business Unit: RAYOS sales of $11.1 million increased 82 percent compared to the fourth quarter of 2014 and full-year RAYOS sales of $40.3 million more than doubled compared to full year 2014 as a result of continued strong commercial execution. In addition, on January 14, 2016, Horizon acquired Crealta Holdings LLC and the orphan biologic medicine KRYSTEXXA. KRYSTEXXA is the first and only FDA-approved medicine indicated to treat chronic refractory gout, which is a type of arthritis that occurs when uric acid build up in the blood remains high and inflammation persists even after treatment with conventional therapies. Chronic refractory gout impacts 40,000 to 50,000 people in the United States. This acquisition leverages Horizon’s existing rheumatology expertise and infrastructure. In addition, the Company is now expanding the legacy KRYSTEXXA account manager team of 15 to approximately 40. This expansion is expected to be completed in the second quarter of 2016 and will bring the total sales force size to approximately 85 representatives commercializing KRYSTEXXA.

Fourth-Quarter 2015 Financial Results

Note: For additional detail and reconciliation of these non-GAAP amounts to the most directly comparable GAAP financial measures, please refer to the detailed tables at the end of this release.

	Q4 2015			Q4 2014
	(Unaudited)			(Unaudited)
(in millions, except per share amounts)	U.S. GAAP	Adjustments	Non-GAAP	U.S. GAAP	Adjustments	Non-GAAP

Net sales	$244.5	$—	$244.5	$103.8	$—	$103.8
Gross profit	177.0	47.0	224.0	71.2	20.3	91.5
Research and development	13.7	(2.8)	10.9	6.9	(0.4)	6.5
Sales and marketing	63.4	(7.7)	55.7	33.3	(1.1)	32.2
General and administrative	61.9	(27.5)	34.4	22.0	(5.4)	16.6
Total operating expenses	139.0	(38.0)	101.0	62.2	(6.9)	55.3
Interest expense, net	20.1	(5.5)	14.6	10.2	(2.2)	8.0
Loss on sale of long-term investments	29.0	(29.0)	—	—	—	—
Loss on induced conversion of debt and debt extinguishment	—	—	—	29.4	(29.4)	—
Other expense, net	0.1	—	0.1	3.0	(2.9)	0.1
Expense (benefit) for income taxes	(35.5)	41.1	5.6	(2.8)	—	(2.8)
Net income	24.0	78.4	102.4	(31.6)	57.5	25.9
EBITDA (1)	60.1	62.4	122.5	4.9	29.9	34.8

Earnings per share - basic	$0.15	$0.49	$0.64	$(0.27)	$0.49	$0.22
Earnings per share - diluted	$0.15	$0.48	$0.63	$(0.27)	$0.47	$0.20

(1)	EBITDA is a non-GAAP measure.

•	Under U.S. generally accepted accounting principles (GAAP) in the fourth quarter of 2015, the gross profit ratio was 72.4 percent compared to 68.5 percent in the fourth quarter of 2014. The adjusted gross profit ratio in the fourth quarter of 2015 was 91.6 percent compared to 88.1 percent in the fourth quarter of 2014.

•	On a GAAP basis in the fourth quarter of 2015, total operating expenses were 56.8 percent of sales, research & development (R&D) expenses were 5.6 percent of sales, sales & marketing (S&M) expenses were 25.9 percent of sales and general & administration (G&A) expenses were 25.3 percent of sales. Adjusted total operating expenses in the fourth quarter of 2015 were 41.4 percent of sales, adjusted R&D expenses were 4.5 percent of sales, adjusted S&M expenses were 22.8 percent of sales and adjusted G&A expenses were 14.1 percent of sales.

•	On a GAAP basis in the fourth quarter of 2015, net income was $24.0 million compared to a loss of $31.6 million in the fourth quarter of 2014. Adjusted net income in the fourth quarter of 2015 was $102.4 million compared to $25.9 million in the fourth quarter of 2014.

•	On an unadjusted basis in the fourth quarter of 2015, EBITDA was $60.1 million, or 24.6 percent of sales. Adjusted EBITDA in the fourth quarter of 2015 was $122.5 million, or 50.1 percent of sales, compared to $34.8 million, or 33.5 percent of sales, in the fourth quarter of 2014.

•	On a GAAP basis in the fourth quarter of 2015 and 2014, diluted earnings (loss) per share were $0.15 and ($0.27), respectively. Adjusted diluted earnings per share in the fourth quarter of 2015 and 2014 were $0.63 and $0.20, respectively, representing growth of 215 percent. Weighted average shares outstanding used for calculating earnings per share in the fourth quarter of 2015 were 159.4 million and 163.8 million for basic and diluted earnings per share, respectively.

Cash Flow Statement and Balance Sheet Highlights

•	On a GAAP basis in the fourth quarter of 2015, operating cash flow was $134.9 million. Adjusted operating cash flow in the fourth quarter of 2015 was $154.0 million, which excludes cash payments for transaction-related costs.

•	The Company had cash and cash equivalents of $859.6 million as of December 31, 2015, an increase of $640.8 million from December 31, 2014. In January 2016, the Company used approximately $510 million for the acquisition of Crealta Holdings LLC in an all cash transaction.

•	Total principal amount of debt outstanding was $1.273 billion as of December 31, 2015, which is comprised of $475 million in 6.625 percent senior notes due 2023, $398 million in senior secured term loans due 2021, and $400 million of 2.5 percent exchangeable senior notes due 2022.

•	As of December 31, 2015, the Company had a total debt to last 12 months (LTM) adjusted EBITDA leverage ratio of 3.5x and a net debt to LTM adjusted EBITDA leverage ratio of 1.1x.

Conference Call

At 8 a.m. EST / 1 p.m. IST today, the Company will host a live conference call and webcast to review its financial and operating results and provide a general business update.

U.S. Dial-In Number: +1 888.338.8373

International Dial-In Number: +1 973.872.3000

Passcode: 39817228

The live webcast and a replay may be accessed by visiting Horizon’s website at http://ir.horizon-pharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast.

A replay of the conference call will be available approximately two hours after the call and accessible through one of the following telephone numbers, using the passcode below:

Replay U.S. Dial-In Number: +1 855.859.2056

Replay International Dial-In Number: +1 404.537.3406

Passcode: 39817228

About Horizon Pharma plc

Horizon Pharma plc is a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs. The Company markets nine medicines through its orphan, primary care and rheumatology business units. Horizon Pharma’s global headquarters are in Dublin, Ireland. For more information, please visit www.horizonpharma.com. Follow @HZNPplc on Twitter or view careers on our LinkedIn page.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon as non-GAAP financial measures. Horizon provides certain other financial measures such as adjusted net income, adjusted net income per share, adjusted gross profit and gross profit ratio, adjusted operating and other expenses and adjusted cash from operations, each of which include adjustments to GAAP figures. Adjustments to Horizon’s GAAP figures as well as EBITDA exclude acquisition-related expenses, loss on debt extinguishment and loss on sale of long-term investments, as well as non-cash items such as share-based compensation, depreciation and amortization, royalty accretion, non-cash interest expense, and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2016 financial results and trends. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided reconciliation of its 2016 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items that are a component of net income (loss) cannot be reasonably projected, due to the significant impact of changes in Horizon’s stock price on share-based compensation, the variability associated with acquisition-related expenses due to timing and other factors.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon Pharma’s expected full-year 2016 net sales and adjusted EBITDA guidance, expected financial performance in future periods, expected timing of clinical, regulatory and commercial events, anticipated expansion of Horizon Pharma’s sales force and other statements that are not historical facts. These forward-looking statements are based on Horizon Pharma’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual full-year 2016 financial and operating results may differ from its expectations; Horizon Pharma’s ability to grow net sales from existing products; the availability of coverage and adequate reimbursement and pricing from government and third-party payors and risks relating to the success of Horizon’s patient support program; risks associated with clinical development and regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon Pharma operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”). Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information.

Contacts:

Investors:

John Thomas

Executive Vice President, Strategy and Investor Relations

investor-relations@horizonpharma.com

Tina Ventura

Vice President, Investor Relations

investor-relations@horizonpharma.com

U.S. Media:

Geoff Curtis

Senior Vice President, Corporate Communications

gcurtis@horizonpharma.com

Ireland Media:

Ray Gordon

Gordon MRM

ray@gordonmrm.ie

Horizon Pharma plc

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(Unaudited)
REVENUES:
Net sales	$244,538	$103,841	$757,044	$296,955
Cost of goods sold	67,573	32,680	219,502	78,753

Gross profit	176,965	71,161	537,542	218,202

OPERATING EXPENSES:
Research and development	13,689	6,859	41,865	17,460
Sales and marketing	63,352	33,344	220,444	120,276
General and administrative	61,875	21,975	219,861	88,957

Total operating expenses	138,916	62,178	482,170	226,693

Operating income (loss)	38,049	8,983	55,372	(8,491)

OTHER (EXPENSE) INCOME, NET:
Interest expense, net	(20,120)	(10,218)	(69,900)	(23,826)
Foreign exchange loss	(227)	(829)	(1,237)	(3,905)
Loss on sale of long-term investments	(29,032)	—	(29,032)	—
Bargain purchase gain	—	—	—	22,171
Loss on derivative fair value	—	—	—	(214,995)
Loss on induced conversion of debt and debt extinguishment	—	(29,390)	(77,624)	(29,390)
Other expense, net	(132)	(3,010)	(10,291)	(11,251)

Total other expense, net	(49,511)	(43,447)	(188,084)	(261,196)

Loss before benefit for income taxes	(11,462)	(34,464)	(132,712)	(269,687)
BENEFIT FOR INCOME TAXES	(35,456)	(2,817)	(172,244)	(6,084)

NET INCOME (LOSS)	$23,994	$(31,647)	$39,532	$(263,603)

Earnings (loss) per share - basic	$0.15	$(0.27)	$0.27	$(3.15)

Weighted average shares outstanding - basic	159,410,594	116,333,365	148,788,020	83,751,129

Earnings (loss) per share - diluted	$0.15	$(0.27)	$0.25	$(3.15)

Weighted average shares outstanding - diluted	163,834,135	116,333,365	155,923,251	83,751,129

Horizon Pharma plc

Consolidated Balance Sheets

(in thousands, except share data)

	As of
	Dec. 31, 2015	Dec. 31, 2014

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$859,616	$218,807
Restricted cash	1,860	738
Accounts receivable, net	210,437	73,915
Inventories, net	18,376	16,865
Prepaid expenses and other current assets	15,858	14,370

Total current assets	1,106,147	324,695

Property and equipment, net	14,020	7,241
Developed technology, net	1,609,049	696,963
In-process research and development	66,000	66,000
Other intangible assets, net	7,061	7,870
Goodwill	253,811	—
Deferred tax assets, net, non-current	2,278	—
Other assets	8,581	11,564

TOTAL ASSETS	$3,066,947	$1,114,333

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Convertible debt, net	$—	$48,334
Long-term debt—current portion	4,000	—
Accounts payable	16,590	21,011
Accrued expenses	100,046	46,625
Accrued trade discounts and rebates	183,769	76,115
Accrued royalties—current portion	51,700	25,325
Deferred revenues—current portion	1,447	1,261

Total current liabilities	357,552	218,671

LONG-TERM LIABILITIES:
Exchangeable notes, net	283,675	—
Long-term debt, net, net of current	857,440	297,169
Accrued royalties, net of current	123,519	48,887
Deferred revenues, net of current	8,785	8,144
Deferred tax liabilities, net, non-current	113,400	—
Other long-term liabilities	9,431	1,258

Total long-term liabilities	1,396,250	355,458

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:

Ordinary shares, $0.0001 nominal value; 300,000,000 shares authorized; 160,069,067 and 124,425,853 issued at December 31, 2015 and December 31, 2014 respectively, and 159,684,701 and 124,041,487 outstanding at December 31, 2015 and

December 31, 2014, respectively.	16	13
Treasury stock, 384,366 ordinary shares at December 31, 2015 and December 31, 2014	(4,585)	(4,585)
Additional paid-in capital	2,001,552	1,269,858
Accumulated other comprehensive loss	(2,651)	(4,363)
Accumulated deficit	(681,187)	(720,719)

Total shareholders’ equity	1,313,145	540,204

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,066,947	$1,114,333

Horizon Pharma plc

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2015	2014	2015	2014
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$23,994	$(31,647)	$39,532	$(263,603)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	44,318	16,347	138,343	34,009
Share-based compensation	27,300	3,087	83,553	13,198
Royalty accretion	6,517	3,403	20,088	9,020
Royalty liability remeasurement	6,874	(2,373)	21,151	10,660
Bargain purchase gain	—	—	—	(22,171)
Loss on derivative revaluation	—	—	—	214,995
Loss on induced conversions of debt and debt extinguishment	—	11,709	21,581	11,709
Amortization of debt discount and deferred financing costs	5,482	2,186	18,810	9,273
Loss on sale of long-term investments	29,032	—	29,032	—
Foreign exchange loss	227	829	1,237	3,905
Other	131	—	258	11
Changes in operating assets and liabilities:
Accounts receivable	10,604	5,850	(124,766)	(46,183)
Inventories	(603)	7,044	12,216	7,173
Prepaid expenses and other current assets	597	(7,117)	1,014	(9,208)
Accounts payable	(46,575)	(1,172)	(8,362)	9,383
Accrued trade discounts and rebates	58,910	7,977	94,046	54,090
Accrued expenses and accrued royalties	9,117	(2,066)	20,169	(1,270)
Deferred revenues	(450)	(238)	1,693	(562)
Deferred income taxes	(46,535)	(4,238)	(180,549)	(7,516)
Payment of original issue discount upon repayment of 2014 Term Loan Facility	—	—	(3,000)	—
Other non-current assets and liabilities	5,998	498	8,120	636

Net cash provided by operating activities	134,938	10,079	194,166	27,549

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	—	(45,000)	(1,022,361)	(224,220)
Proceeds from liquidation of available-for-sale investments	—	—	64,623	—
Purchases of long-term investments	—	—	(71,813)	—
Procceds from sale of long-term investments	42,781	—	42,781	—
Purchases of property and equipment	(2,642)	(1,663)	(7,156)	(3,500)
Change in restricted cash	(1,000)	—	(1,122)	—

Net cash used in investing activities	39,139	(46,663)	(995,048)	(227,720)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuance of Exchangable Senior Notes	—	—	387,181	—
Net proceeds from the issuance of 2023 Senior Notes	—	—	462,340	—
Net proceeds from the 2015 Term Loan Facility	—	—	391,506	—
Net proceeds from the 2014 Term Loan Facility	—	—	—	286,966
Repayment of the 2015 Term Loan Facility	(1,000)	—	(2,000)	—
Repayment of the 2014 Term Loan Facility	—	—	(297,000)	—
Net proceeds from the issuance of ordinary shares	58	—	475,685	—
Proceeds from the issuance of common stock in connection with warrant exercises	—	5,199	18,124	38,461
Proceeds from the issuance of common stock through ESPP programs	2,911	1,025	4,452	1,674
Proceeds from the issuance of common stock in connection with stock option exercises	615	989	5,217	2,693
Payment of employee withholding taxes relating to share-based awards	(690)	(894)	(3,024)	(894)
Proceeds from the settlement of capped call transactions	—	—	—	9,385

Net cash provided by financing activities	1,894	6,319	1,442,481	338,285

Effect of foreign exchange rate changes on cash	(641)	291	(790)	213

NET INCREASE IN CASH AND CASH EQUIVALENTS	175,330	(29,974)	640,809	138,327
CASH AND CASH EQUIVALENTS, beginning of the period	684,286	248,781	218,807	80,480

CASH AND CASH EQUIVALENTS, end of the period	$859,616	$218,807	$859,616	$218,807

Horizon Pharma plc

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2015	2014	2015	2014
Adjusted Non-GAAP Net Income:

GAAP Net Income (Loss)	$23,994	$(31,647)	$39,532	$(263,603)
Non-GAAP Adjustments:
Remeasurement of royalties for products acquired through business combinations	6,874	(2,373)	21,151	10,660
Acquisition related costs	7,380	3,184	72,221	48,835
Loss on sale of long-term investments	29,032	—	29,032	—
Loss on derivative revaluation	—	—	—	214,995
Secondary offering costs	—	2,857	—	2,857
Loss on induced conversion of debt and debt extinguishment	—	29,390	77,624	29,390
Bargain purchase gain	—	—	—	(22,171)
Amortization and accretion:
Intangible amortization expense	41,706	15,836	132,923	32,306
Amortization of debt discount and deferred financing costs	5,482	2,186	18,810	9,273
Accretion of royalty liabilities	6,517	3,403	20,088	9,020
Amortizaton of inventory step-up adjustment	860	9,525	11,495	11,065
Share-based compensation	27,990	3,087	85,786	13,198
Depreciation expense	2,612	509	5,420	1,702
Royalties for products acquired through business combinations (1)	(8,944)	(6,202)	(29,834)	(18,264)

Total of pre-tax non-GAAP adjustments	119,509	61,402	444,716	342,866

Income tax adjustments (2)	(41,067)	(3,876)	(178,395)	(7,143)

Total of non-GAAP adjustments	78,442	57,526	266,321	335,723

Adjusted Non-GAAP Net Income	$102,436	$25,879	$305,853	$72,120

Adjusted Non-GAAP Earnings Per Share:

Weighted average shares - Basic	159,410,594	116,333,365	148,788,020	83,751,129

Adjusted Non-GAAP Earnings Per Share - Basic:
GAAP earnings (loss) per share - Basic	$0.15	$(0.27)	$0.27	$(3.15)
Non-GAAP adjustments	0.49	0.49	1.79	4.01

Adjusted Non-GAAP earnings per share - Basic	$0.64	$0.22	$2.06	$0.86

Weighted average shares - Diluted
Weighted average shares - Basic	159,410,594	116,333,365	148,788,020	83,751,129
Ordinary share equivalents	4,423,541	20,657,476	7,135,231	20,737,726

Weighted average shares - Diluted	163,834,135	136,990,841	155,923,251	104,488,855

Adjusted Non-GAAP Net Income - Diluted
Adjusted Non-GAAP Net Income	$102,436	$25,879	$305,853	$72,120
Add: Convertible debt interest expense, net of taxes	—	1,208	—	6,834

Adjusted Non-GAAP Net Income - Diluted	$102,436	$27,087	$305,853	$78,954

GAAP earnings (loss) per share - Diluted	$0.15	$(0.27)	$0.25	$(3.15)
Non-GAAP adjustments	0.48	0.49	1.71	4.01
Diluted earnings per share effect of ordinary share equivalents	—	(0.02)	—	(0.10)

Adjusted Non-GAAP earnings per share - Diluted	$0.63	$0.20	$1.96	$0.76

(1)	Royalties for products acquired through business combinations relate to VIMOVO, ACTIMMUNE, RAVICTI and BUPHENYL.
(2)	Adjustments to convert the income tax benefit to the estimated amount of taxes that are payable in cash.

Horizon Pharma plc

Additional GAAP to Non-GAAP Reconciliations (Unaudited)

EBITDA, Gross Profit and Operating Cash Flow

(in thousands, except percentages)

	Three Months Ended Dec 31,		Twelve Months Ended Dec 31,
	2015	2014	2015	2014
EBITDA and Adjusted EBITDA:
GAAP Net Income (Loss)	$23,994	$(31,647)	$39,532	$(263,603)
Depreciation	2,612	509	5,420	1,702
Amortization and accretion:
Intangible amortization expense	41,706	15,836	132,923	32,306
Accretion of royalty liabilities	6,517	3,403	20,088	9,020
Amortization of deferred revenue	(208)	(166)	(962)	(644)
Amortizaton of inventory step-up adjustment	860	9,525	11,495	11,065
Interest expense, net (including amortization of debt discount and deferred financing costs)	20,120	10,218	69,900	23,826
Benefit for income taxes	(35,456)	(2,817)	(172,244)	(6,084)

EBITDA	$60,145	$4,861	$106,152	$(192,412)

Non-GAAP adjustments:
Remeasurement of royalties for products acquired through business combinations	6,874	(2,373)	21,151	10,660
Acquisition related costs	7,380	3,184	72,221	48,835
Loss on sale of long-term investments	29,032	—	29,032	—
Loss on derivative revaluation	—	—	—	214,995
Loss on induced conversion of debt and debt extinguishment	—	29,390	77,624	29,390
Bargain purchase gain	—	—	—	(22,171)
Secondary offering costs	—	2,857	—	2,857
Share-based compensation	27,990	3,087	85,786	13,198
Royalties for products acquired through business combinations (1)	(8,944)	(6,202)	(29,834)	(18,264)

Total of Non-GAAP adjustments	$62,332	$29,943	$255,980	$279,500

Adjusted EBITDA	$122,477	$34,804	$362,132	$87,088

Non-GAAP Gross Profit:
GAAP net sales	$244,538	$103,841	$757,044	$296,955
GAAP cost of goods sold	67,573	32,680	219,502	78,753

GAAP gross profit	$176,965	$71,161	$537,542	$218,202

GAAP gross profit %	72.4%	68.5%	71.0%	73.5%

Non-GAAP Gross Profit:
GAAP gross profit	$176,965	$71,161	$537,542	$218,202
Non-GAAP gross profit adjustments:
Remeasurement of royalties for products acquired through business combinations	6,874	(2,373)	21,151	10,660
Intangible amortization expense (COGS only)	41,504	15,836	132,113	32,306
Accretion of royalty liabilities	6,517	3,403	20,088	9,020
Amortizaton of inventory step-up adjustment	860	9,525	11,495	11,065
Depreciation (COGS only)	189	109	457	369
Royalties for products acquired through business combinations (1)	(8,944)	(6,202)	(29,834)	(18,264)

Total of Non-GAAP adjustments	$47,000	$20,298	$155,470	$45,156

Non-GAAP gross profit	$223,965	$91,459	$693,012	$263,358

Non-GAAP gross profit %	91.6%	88.1%	91.5%	88.7%

Adjusted Operating Cash Flow:

GAAP cash provided by operating activities	$134,938	$10,079	$194,166	$27,549
Cash payments of acquistion related costs	19,033	5,796	68,185	48,946
Cash payments for induced debt conversion	—	16,690	10,472	16,690
Cash payment for debt extinguishment	—	—	45,367	—
Payment of original issue discount on debt extinguishment	—	—	3,000	—

Adjusted operating cash flow	$153,971	$32,565	$321,190	$93,185

(1)	Royalties for products acquired through business combinations relate to VIMOVO, ACTIMMUNE, RAVICTI and BUPHENYL.

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended December 31, 2015

(Unaudited)

	Sales	COGS	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Loss on Sale of Long-term Investments	Loss on Induced Debt Conversion & Debt Extinguishment	Other	Income Tax (Benefit) Expense	Total

GAAP as reported	244,538	(67,573)	(13,689)	(63,352)	(61,875)	(20,120)	(29,032)	—	(359)	35,456	23,994

Non-GAAP Adjustments (in thousands):
Loss on sale of long-term investments(1)	—	—	—	—	—	—	29,032	—	—	—	29,032
Acquisition related costs(2)	—	—	967	—	6,413	—	—	—	—	—	7,380
Amortization and accretion:
Intangible amortization expense(3)	—	41,504	—	202	—	—	—	—	—	—	41,706
Amortization of debt discount and deferred financing costs(4)	—	—	—	—	—	5,482	—	—	—	—	5,482
Accretion of royalty liability(5)	—	6,517	—	—	—	—	—	—	—	—	6,517
Amortization of inventory step-up adjustment(6)	—	860	—	—	—	—	—	—	—	—	860
Remeasurement of royalties for products acquired through business combinations(7)	—	6,874	—	—	—	—	—	—	—	—	6,874
Share-based compensation(8)	—	—	1,878	7,491	18,621	—	—	—	—	—	27,990
Depreciation expense(9)	—	189	—	—	2,423	—	—	—	—	—	2,612
Royalties for products acquired through business combinations(10)	—	(8,944)	—	—	—	—	—	—	—	—	(8,944)
Income tax adjustments(11)	—	—	—	—	—	—	—	—	—	(41,067)	(41,067)

Total of non-GAAP adjustments	—	47,000	2,845	7,693	27,457	5,482	29,032	—	—	(41,067)	78,442

Adjusted Non-GAAP	244,538	(20,573)	(10,844)	(55,659)	(34,418)	(14,638)	—	—	(359)	(5,611)	102,436

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended December 31, 2014

(Unaudited)

	Sales	COGS	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Loss on Sale of Long-term Investments	Loss on Induced Debt Conversion & Debt Extinguishment	Other	Income Tax (Benefit) Expense	Total

GAAP as reported	103,841	(32,680)	(6,859)	(33,344)	(21,975)	(10,218)	—	(29,390)	(3,839)	2,817	(31,647)

Non-GAAP Adjustments (in thousands):
Loss on induced conversion of debt and debt extinguistment(12)	—	—	—	—	—	—	—	29,390	—	—	29,390
Acquisition related costs(2)	—	—	—	—	3,184	—	—	—	—	—	3,184
Secondary offering costs(13)	—	—	—	—	—	—	—	—	2,857	—	2,857
Amortization and accretion:
Intangible amortization expense (3)	—	15,633	—	203	—	—	—	—	—	—	15,836
Amortization of debt discount and deferred financing costs(4)	—	—	—	—	—	2,186	—	—	—	—	2,186
Accretion of royalty liability(5)	—	3,403	—	—	—	—	—	—	—	—	3,403
Amortization of inventory step-up adjustment(6)	—	9,525	—	—	—	—	—	—	—	—	9,525
Remeasurement of royalties for products acquired through business combinations(7)	—	(2,373)	—	—	—	—	—	—	—	—	(2,373)
Share-based compensation(8)	—	—	363	896	1,828	—	—	—	—	—	3,087
Depreciation expense(9)	—	99	—	—	410	—	—	—	—	—	509
Royalties for products acquired through business combinations(10)	—	(6,202)	—	—	—	—	—	—	—	—	(6,202)
Income tax adjustments(11)	—	—	—	—	—	—	—	—	—	(3,876)	(3,876)

Total of non-GAAP adjustments	—	20,085	363	1,099	5,422	2,186	—	29,390	2,857	(3,876)	57,526

Adjusted Non-GAAP	103,841	(12,595)	(6,496)	(32,246)	(16,553)	(8,032)	—	—	(982)	(1,059)	25,879

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Twelve Months Ended December 31, 2015

(Unaudited)

	Sales	COGS	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Loss on Sale of Long-term Investments	Loss on Induced Debt Conversion & Debt Extinguishment	Other	Income Tax (Benefit) Expense	Total

GAAP as reported	757,044	(219,502)	(41,865)	(220,444)	(219,861)	(69,900)	(29,032)	(77,624)	(11,528)	172,244	39,532

Non-GAAP Adjustments (in thousands):
Loss on induced conversion of debt and debt extinguistment(12)	—	—	—	—	—	—	—	77,624	—	—	77,624
Loss on sale of long-term investments(1)	—	—	—	—	—	—	29,032	—	—	—	29,032
Acquisition related costs(2)	—	23	3,219	—	58,979	—	—	—	10,000	—	72,221
Amortization and accretion:
Intangible amortization expense(3)	—	132,113	—	810	—	—	—	—	—	—	132,923
Amortization of debt discount and deferred financing costs(4)	—	—	—	—	—	18,810	—	—	—	—	18,810
Accretion of royalty liability(5)	—	20,088	—	—	—	—	—	—	—	—	20,088
Amortization of inventory step-up adjustment(6)	—	11,495	—	—	—	—	—	—	—	—	11,495
Remeasurement of royalties for products acquired through business combinations(7)	—	21,151	—	—	—	—	—	—	—	—	21,151
Share-based compensation(8)	—	—	6,590	23,062	56,134	—	—	—	—	—	85,786
Depreciation expense(9)	—	457	—	—	4,963	—	—	—	—	—	5,420
Royalties for products acquired through business combinations(10)	—	(29,834)	—	—	—	—	—	—	—	—	(29,834)
Income tax adjustments(11)	—	—	—	—	—	—	—	—	—	(178,395)	(178,395)

Total of non-GAAP adjustments	—	155,493	9,809	23,872	120,076	18,810	29,032	77,624	10,000	(178,395)	266,321

Adjusted Non-GAAP	757,044	(64,009)	(32,056)	(196,572)	(99,785)	(51,090)	—	—	(1,528)	(6,151)	305,853

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Twelve Months Ended December 31, 2014

(Unaudited)

	Sales	COGS	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Loss on Sale of Long-term Investments	Loss on Induced Debt Conversion & Debt Extinguishment	Other	Income Tax (Benefit) Expense	Total

GAAP as reported	296,955	(78,753)	(17,460)	(120,276)	(88,957)	(23,826)	—	(29,390)	(207,980)	6,084	(263,603)

Non-GAAP Adjustments (in thousands):
Loss on induced conversion of debt and debt extinguistment(12)	—	—	—	—	—	—	—	29,390	—	—	29,390
Bargain purchase gain(14)	—	—	—	—	—	—	—	—	(22,171)	—	(22,171)
Loss on derivative revaluation(15)	—	—	—	—	—	—	—	—	214,995	—	214,995
Acquisition related costs(2)	—	—	—	—	40,613	—	—	—	8,222	—	48,835
Secondary offering costs(13)	—	—	—	—	—	—	—	—	2,857	—	2,857
Amortization and accretion:
Intangible amortization expense (3)	—	32,076	—	230	—	—	—	—	—	—	32,306
Amortization of debt discount and deferred financing costs(4)	—	—	—	—	—	9,273	—	—	—	—	9,273
Accretion of royalty liability(5)	—	9,020	—	—	—	—	—	—	—	—	9,020
Amortization of inventory step-up adjustment(6)	—	11,065	—	—	—	—	—	—	—	—	11,065
Remeasurement of royalties for products acquired through business combinations(7)	—	10,660	—	—	—	—	—	—	—	—	10,660
Share-based compensation(8)	—	—	1,515	4,174	7,509	—	—	—	—	—	13,198
Depreciation expense(9)	—	369	—	—	1,333	—	—	—	—	—	1,702
Royalties for products acquired through business combinations(10)	—	(18,264)	—	—	—	—	—	—	—	—	(18,264)
Income tax adjustments(11)	—	—	—	—	—	—	—	—	—	(7,143)	(7,143)

Total of non-GAAP adjustments	—	44,926	1,515	4,404	49,455	9,273	—	29,390	203,903	(7,143)	335,723

Adjusted Non-GAAP	296,955	(33,827)	(15,945)	(115,873)	(39,502)	(14,553)	—	—	(4,077)	(1,059)	72,120

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS - NON-GAAP ADJUSTED

(in thousands)

(1)	During the three months ended September 30, 2015, the Company purchased 2,250,000 shares of common stock of Depomed, Inc. (“Depomed”) representing 3.75 percent of Depomed’s then outstanding common stock. The shares were acquired at a cost of $71,813. During the three months ended December 31, 2015, following the Company’s decision to withdraw its offer to acquire Depomed, the Company sold all of its shares in Depomed, receiving sales proceeds of $42,781. Following this sale, the Company recognized a loss of $29,032 in the consolidated statement of comprehensive income (loss).

(2)	Expenses, including legal and consulting fees, incurred in connection with the Company’s acquisitions of Vidara Therapeutics International Public Limited Company (“Vidara”), Hyperion Therapeutics, Inc. (“Hyperion”) and Crealta Holdings LLC (“Crealta”), and its withdrawn offer to acquire Depomed, have been excluded as non-recurring items.

(3)	Intangible amortization expenses are associated with the Company’s intellectual property rights, developed technology and customer relationships of VIMOVO, LODOTRA, RAYOS, ACTIMMUNE, PENNSAID 2%, RAVICTI and BUPHENYL.

(4)	Represents amortization of debt discount and deferred financing costs associated with the Company’s debt.

(5)	Represents accretion expense associated with the ACTIMMUNE, VIMOVO, RAVICTI and BUPHENYL royalties for the three and twelve months ended December 31, 2015, and represents accretion expense associated with the ACTIMMUNE and VIMOVO royalties for the three and twelve months ended December 31, 2014.

(6)	In connection with the Hyperion acquisition, the RAVICTI and BUPHENYL inventory was stepped up in value to $8,682 and during the three and twelve months ended December 31, 2015, the Company recognized in cost of goods sold $860 and $8,341, respectively, of step-up inventory costs related to RAVICTI and BUPHENYL inventory sold. In connection with the Vidara acquisition, the ACTIMMUNE inventory was stepped up in value to $14,218 and during the three and twelve months ended December 31, 2014, the Company recognized in cost of goods sold $9,525 and $11,065, respectively, of step-up inventory costs related to ACTIMMUNE. During the first quarter of 2015, the Company recognized in cost of goods sold the remaining $3,154 of step-up inventory costs related to ACTIMMUNE.

(7)	At the time of the Company’s acquisition of the rights to VIMOVO, ACTIMMUNE, RAVICTI and BUPHENYL, the Company estimated the fair value of contingent royalties payable to third parties using an income approach under the discounted cash flow method, which included revenue projections and other assumptions the Company made to determine the fair value. If the Company significantly over performs or underperforms against its original revenue projections or it becomes necessary to make changes to assumptions as a result of a triggering event, the Company is required to reassess the fair value of the contingent royalties payable. Any subsequent adjustments to fair value is recorded in the period such adjustment is made as either an increase or decrease to royalties payable, with a corresponding increase or decrease in cost of goods sold, in accordance with established accounting policies.

During the three and twelve months ended December 31, 2015, the Company recorded a charge of $6,874 and $21,151, respectively, to cost of goods sold to adjust the amount of the contingent royalty liabilities relating to VIMOVO, ACTIMMUNE and RAVICTI. During the three and twelve months ended December 31, 2014, the Company recorded a net decrease of $2,373 and a net charge of $10,660, respectively, to cost of goods sold to adjust the amount of the contingent royalty liability relating to ACTIMMUNE and VIMOVO.

(8)	Represents share-based compensation expense associated with the Company’s stock option, restricted stock unit, and performance stock unit grants to its employees and non-employees, its cash-settled long-term incentive program, and its employee stock purchase plan.

(9)	Represents depreciation expense related to the Company’s property, equipment and leasehold improvements.

(10)	Royalties of $8,944 and $29,834 were incurred during the three and twelve months ended December 31, 2015, respectively, based on each period’s net sales for VIMOVO, ACTIMMUNE, RAVICTI and BUPHENYL. Royalties of $6,202 and $18,264 were incurred during the three and twelve months ended December 31, 2014, respectively, based on each period’s net sales for VIMOVO and ACTIMMUNE.

(11)	Represents adjustments to convert the income tax benefit to the estimated amount of taxes that are payable in cash.

(12)	During the six months ended June 30, 2015, the Company recorded a loss on induced debt conversions of $77,624, which represented an early redemption payment of $45,366, the write-down of $21,581 in debt discount and deferred financing costs, $10,005 in additional exchange consideration to debt holders and $672 in expenses incurred in connection with the induced debt conversions. Following these induced debt conversions in the six months ended June 30, 2015, there were no convertible senior notes remaining outstanding. During the three and twelve months ended December 31, 2014, the Company recorded a loss on induced debt conversions of $29,390 as result of induced conversions of convertible senior notes in the fourth quarter of 2014.

(13)	Represents legal, consulting and investment advisory fees associated with the Company’s secondary offering in the fourth quarter of 2014.

(14)	The bargain purchase gain of $22,171 was the result of the Vidara acquisition. Identifiable assets and liabilities of Vidara, including identifiable intangible assets, were recorded based on their estimated fair values as of the date of the closing of the acquisition. The excess of the fair value of the net assets acquired over the value of consideration was recorded as a bargain purchase gain.

(15)	During the six months ended June 30, 2014, the Company recorded non-cash charges of $214,995 related to the increase in the fair value of the embedded derivative associated with its convertible senior notes. The loss on the derivative revaluation was primarily due to an increase in the market value of the Company’s common stock. The loss on derivative revaluation was a permanent tax difference and was not deductible for income tax reporting purposes. On June 27, 2014, the derivative liability was re-measured to a final fair value and the entire fair value of the derivative liability of $324,405 was reclassified to additional paid-in capital. As such, there was no derivative revaluation subsequent to June 2014.